                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001




2002

2002

                                                                Income               Shares           Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)         Amount
---------------------------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations                         $  10,299               24,869           $  0.41
Net income from discontinued operations                               2               24,869                --
                                                              ---------                                -------
Net income available to common stockholders                   $  10,301               24,869           $  0.41
                                                              =========               ======           =======

Effect of dilutive securities:
Restricted stock                                                     --                  796
8.75% convertible subordinated debentures                            --                  531
Stock options                                                        54                  327
Deferred shares                                                      --                   67
                                                              ---------               ------

Diluted EPS:
Income from continuing operations                             $  10,353               26,591           $  0.39
Net income from discontinued operations                               2               26,591                --
                                                              ---------                                -------
Income available to common stockholders
  and assumed conversions                                     $  10,355               26,591           $  0.39
                                                              =========               ======           =======


2001

                                                             Income/(Loss)           Shares           Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)         Amount
---------------------------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations                          $  8,352               24,477            $ 0.34
Net (loss) from discontinued operations                             (53)              24,477                --
                                                               --------                                 ------
Net income available to common stockholders                    $  8,299               24,477            $ 0.34
                                                               ========               ======            ======

Effect of dilutive securities:
Restricted stock                                                     --                  741
8.75% convertible subordinated debentures                            56                  542
Stock options                                                        (9)                 487
Deferred shares                                                      --                   61
                                                               --------               ------
Diluted EPS:
Income from continuing operations                              $  8,399               26,308            $ 0.32
Net (loss) from discontinued operations                             (53)              26,308                --
                                                               --------                                 ------
Income available to common stockholders
  and assumed conversions                                      $  8,346               26,308            $ 0.32
                                                               ========               ======            ======